Exhibit 10.8

FIRST AMENDMENT TO

PUT AND CALL AGREEMENT

This FIRST AMENDMENT TO PUT AND CALL AGREEMENT (this “Amendment”) is entered into as of November 16, 2022, by and among by and between Hub Cyber Security Israel Ltd., a company organized under the laws of the State of Israel (the “Company”), and the stockholders of Mount Rainier Acquisition Corp., a Delaware corporation (“SPAC”) holding a majority of the Shares.

RECITALS

WHEREAS, the parties hereto entered into that certain Business Combination Agreement, dated as of March 23, 2022 (as may be amended, modified or supplemented from time to time, the “Business Combination Agreement”);

WHEREAS, concurrently with the execution of the Business Combination Agreement, the Company and SPAC have entered into that certain Put and Call Agreement, in the form attached as Exhibit G to the Business Combination Agreement (the “Put and Call Agreement”);

WHEREAS, the Company and SPAC desire to amend the Put and Call Agreement as more fully set forth herein; and

WHEREAS, capitalized terms shall have the meanings set forth in the Put and Call Agreement.

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

AGREEMENT

1.               Amendments.

(a)                    Section 2 of the Put and Call Agreement is hereby amended to read as follows:

Purchase Price. In the event Stockholders exercise the Put Right or the Company exercises the Call Right hereunder, the purchase price per share at which the Company shall purchase the Applicable Shares (the “Purchase Price”) shall be equal to the lowest of (i) $10.00, (ii) the per-share redemption price that a public stockholder would receive if such stockholder chose to redeem a share Common Stock of the SPAC in connection with the Business Combination, and (ii) the closing sales price of the Ordinary Shares on Nasdaq on the trading day immediately following the Closing.

(a)                    Section 11 of the Put and Call Agreement is hereby amended to read as follows:

Termination. This Agreement will terminate on the earlier to occur of (i) the Applicable Shares Closing Date, if any, (ii) receipt by SPAC of notice by the Company that an Impediment prevents the Company from executing or consummating any of the transactions specified herein pursuant to Section 1(h) and (iii) October 15, 2026. In the event a Triggering Event has occurred pursuant to Section 1(c)(i) of this Agreement and the Applicable Shares Closing Date has not occurred by the 60th day following the Closing due to an Impediment that prevents the Company from executing or consummating any of the transactions specified herein pursuant to Section 1(h), this Agreement will terminate on the 60th day following the Closing which termination may be extended by the Stockholders in their sole discretion. In the event a Triggering Event has occurred pursuant to Section 1(c)(ii) of this Agreement and the Applicable Shares Closing Date has not occurred by the date that is the six (6) month anniversary of the occurrence of such Triggering Event due to an Impediment that prevents the Company from executing or consummating any of the transactions specified herein pursuant to Section 1(h), this Agreement shall terminate on the date of such six (6) month anniversary.

2.                  Effect of Amendment; Full Force and Effect. This Amendment shall form a part of the Put and Call Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, each reference in the Put and Call Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Put and Call Agreement shall mean and be a reference to the Put and Call Agreement as amended by this Amendment. Except as herein expressly amended or otherwise provided, each and every term, condition, warranty and provision of the Put and Call Agreement shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the parties hereto.

3.                  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to the Put and Call Agreement to be duly executed on its behalf as of the day and year first above written.

HUB CYBER SECURITY (ISRAEL) LTD.

By:	/s/ Eyal Moshe
Name:	Eyal Moshe
Title:	Chief Executive Officer and Director

By:	/s/ Hugo Goldman
Name:	Hugo Goldman
Title:	Chief Financial Officer

DC RAINIER SPV, LLC

By:	/s/ Mikhail Gurevich
Name:	Mikhail Gurevich
Title:	Authorized Signatory

[Signature Page to First Amendment to Put and Call Agreement]